EXHIBIT 99.1


               BLUE HOLDINGS, INC. ANNOUNCES DELISTING FROM NASDAQ

COMMERCE, CALIF. - SEPTEMBER 15, 2008 - Blue Holdings, Inc. (NASDAQ:BLUE) announced today that on September 15, 2008, the Company received notice from The NASDAQ Stock Market informing the Company that the NASDAQ Hearings Panel had determined to delist the Company's securities from The NASDAQ Stock Market at the opening of business on September 17, 2008, based on the Company's failure to meet certain milestones that would demonstrate to the Panel that the Company's plan to regain compliance with the shareholders equity (Marketplace Rule 4310(c)(3)(A)), bid price (Marketplace Rule 4310(c)(4)) and filing (Marketplace Rule 4310(c)(14)) continued listing requirements of the Nasdaq Stock Market was proceeding and was capable of completion within the exception period previously granted by the Panel.

The Company may request that the Nasdaq Listing and Hearing Review Council review the decision of the Panel. If the Listing Council determines to review this decision, it may affirm, modify, reverse, dismiss, or remand the decision to the Panel. The Company is considering whether to make such a request. However, such a request would not delay the Panel's determination to delist the Company's securities.

The Company expects its shares to begin trading in the "pink sheets" effective with the open of business on September 17, 2008. Additionally, the Company anticipates trading on the Over-the-Counter Bulletin Board ("OTCBB") maintained by the NASD, upon completion of filing its financial statements for the quarters ended March 31, June 30 and September 30, 2007, and March 31 and June 30, 2008, as well as the year ended December 31, 2007, provided that a market maker files the appropriate application with, and such application is cleared by, the NASD. The Company anticipates disclosing further trading venue information for its common stock once such information becomes available.

ABOUT BLUE HOLDINGS, INC.
Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories under the "Antik Denim," "Yanuk," and "Taverniti So Jeans" brands both in the United States and internationally. Blue Holdings currently sells men's, women's and children's styles. Antik Denim, Yanuk and Taverniti So Jeans apparel are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

FORWARD-LOOKING STATEMENTS
This release contains "forward-looking statements" that include information relating to future events. Examples of forward looking statements included in this release include statements regarding the timeline for Blue Holdings to begin quotation on the "pink sheets" and/or the OTCBB. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject


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to risks and  uncertainties  that could cause actual  performance  or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Blue Holdings' products, the introduction of new products, Blue Holdings' ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Blue Holdings' liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Blue Holdings' filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Blue Holdings, please refer to the Company's recent Securities and Exchange filings, which are available at www.sec.gov. Blue
Holdings   undertakes   no   obligation   to  publicly   update  or  revise  any
forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Blue Holdings, Inc.
Eric Hohl, CFO 323-726-1913
eric.hohl@blueholdings.com

Integrated Corporate Relations
310-954-1100
Andrew Greenebaum
agreenebaum@icrinc.com
or
Patricia Dolmatsky
pdolmatsky@icrinc.com


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